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                                                                   EXHIBIT 10.17


                            STOCKHOLDERS' AGREEMENT

                 THIS STOCKHOLDERS' AGREEMENT is made as of October 30, 1996, by and among TEMPE LIMITED, SCOTTSDALE LIMITED, SOUTH MOUNTAIN LIMITED, CHANDLER LIMITED, GILA LIMITED, INVESTCORP INVESTMENT EQUITY LIMITED, BALLET LIMITED, DENARY LIMITED, GLEAM LIMITED, HIGHLANDS LIMITED, NOBLE LIMITED, OUTRIGGER LIMITED, QUILL LIMITED, RADIAL LIMITED, SHORELINE LIMITED, ZINNIA LIMITED, each being a corporation organized under the laws of the Cayman Islands (each, an "Investcorp Entity" and, collectively, the "Investcorp Entities"), CANTRADE TRUST COMPANY LIMITED, in its capacity as trustee of The Carmel Trust, a trust governed by the laws of Canada and established under a trust settlement made August 17, 1977 ("Carmel"), each of the other individuals or entities that is acquiring shares of the capital stock or options or warrants to acquire shares of the capital stock of the Company (as defined below) and that has executed a signature page to this Agreement (each, including each Investcorp Entity and Carmel, a "Stockholder" and, collectively with the Investcorp Entities and Carmel, the "Stockholders"), CSK GROUP, LTD., a Delaware corporation (the "Company") and CSK AUTO, INC., an Arizona corporation formerly known as Northern Automotive Corporation and a wholly-owned subsidiary of the Company ("Auto" and, collectively with the Company, the "Companies").


                              W I T N E S S E T H:


                 WHEREAS, the Stockholders own or are acquiring shares of capital stock of the Company (the "Capital Stock") or options to acquire shares of Capital Stock or the Warrants (as defined in Section 8(i)), and

                 WHEREAS, the parties desire to promote their mutual interests and the interests of the Company and Auto by imposing certain restrictions on the transfer of shares of the Capital Stock now owned or hereafter acquired by any Stockholder (collectively, the "Shares") and any Warrants now owned or hereafter acquired by any Stockholder, and to set forth their agreement with respect to certain other matters, all upon the terms and conditions set forth below;

                 NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                 1. Certain Rights and Restrictions of the Stockholders. None of the Stockholders may Transfer (as defined in Section 1(e)) any right, title or interest in any or all of its Securities (as defined in Section 2(a)), except as follows:
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                          (a)     Each of the Stockholders may Transfer all or
part of its Securities to any affiliate of that Stockholder, provided that such Securities shall remain subject to this Agreement and each such transferee shall execute and deliver a copy of this Agreement and be bound by all of the provisions hereof as a "Stockholder". Each Investcorp Entity and each of their respective affiliates and Permitted Transferees (as defined in Section 1(d)) that is a Stockholder and each person to whom any of them Transfers Securities (including each of their respective subsequent transferees, other than pursuant to Section 1(b), whether a direct transferee or a purchaser of Shares from the Company as part of a redemption and reissuance pursuant to Section 5 of Article IV of the Company's Restated Certificate of Incorporation (such Certificate of Incorporation as in effect from time to time, the "Certificate of Incorporation")), are collectively referred to as the "Investcorp Group". Carmel and each of its affiliates and Permitted Transferees that is a Stockholder and each person to whom any of them Transfers Securities (including each of their respective subsequent transferees, other than pursuant to Section 1(b)) are collectively referred to as the "Carmel Group". Notwithstanding anything contained in the previous two sentences, in the event that any Stockholder shall at any time acquire any Securities from a member of the other group, such Stockholder shall for all purposes of this Agreement remain a member of its original group and such acquired Securities, if applicable, shall for all purposes be included in any calculations of the amount of shares or voting power held by members of such Stockholder's original group. As used in this Agreement, references to a Stockholder's membership in a "group" means the Investcorp Group or the Carmel Group, as the case may be. As used in this Agreement, the term "person" means an individual, partnership, corporation, trust, joint venture, limited liability company or other entity of whatever nature. As used in this Agreement, an "affiliate" of any person means (i) any person which, directly or indirectly, is in control of, is controlled by, or is under common control with such person, (ii) any person who is a director or officer (A) of such person, (B) of any subsidiary of such person or (C) of any person described in clause (i) above, or (iii) any person which is a transferee of any such person, is a company incorporated in the Cayman Islands and with which Investcorp Bank E.C., a Bahrain corporation ("Investcorp"), or one of its affiliates has an administrative relationship. For purposes of this definition, control of a person shall mean the power, direct or indirect, (X) to vote 50% or more of the securities having ordinary voting power for the election of directors of such person, whether by ownership of securities, contract, proxy or otherwise, or (Y) to direct or cause the direction of the management and policies of such person, whether by ownership of securities, contract, proxy or otherwise.

                          (b)     Each of the Stockholders may sell any or all
of its Securities in an offering of such Securities pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act") subject to all applicable underwriters' restrictions with respect to inclusion of such Securities in that offering.

                          (c)     Each of the Stockholders may Transfer
Securities in accordance with Section 2, 3, 4 or 5 hereof.




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                          (d)     Each Stockholder that is a natural person
(collectively, the "Individual Stockholders") may Transfer (inter vivos or testamentary) all or part of his or her Securities to his or her spouse or former spouse (in connection with a divorce settlement), children, parents, brothers or sisters, nieces, nephews or live-in companion, or to a trust or an Individual Stockholder's estate for the benefit of any such persons, or to any affiliate of such Individual Stockholder (collectively, "Permitted Transferees"), provided that such Securities shall remain subject to this Agreement and each such transferee shall execute and deliver a copy of this Agreement and be bound by all of the provisions hereof as a "Stockholder".

                          (e)     As used in this Agreement, a "Transfer" of
Securities shall mean and include a sale, assignment, transfer, encumbrance (other than by pledge, hypothecation or mortgage in accordance with Section 1(f) hereof), disposition of by gift, bequest or other transfer or disposition of any Securities in any manner.

                          (f)     Each Stockholder shall have the right to
pledge, hypothecate or mortgage any Securities held by it (the "Pledged Securities"); provided, however, that such pledge agreement provides that, in the event of any proposed sale of any of the Pledged Securities by the secured party, the Pledged Securities shall be subject to the rights of first refusal of the Company and the Offeree Stockholders (as defined in Section 2(a) hereof) in accordance with the provisions of Section 2 hereof; and further provided that, in the event that the Company and/or the Offeree Stockholders do not elect to purchase all of the Pledged Securities in accordance with Section 2 and the Pledged Securities are sold by the secured party to the proposed Purchaser (as defined in Section 2), the Pledged Securities shall thereafter no longer be subject to any of the terms or provisions contained in this Agreement and no longer have any rights hereunder.

                          (g)     Each of the applicable provisions of the
Certificate of Incorporation shall be given effect to prior to the application of any of the provisions of Section 2, 3, 4 or 5 hereof. In so doing, time periods during which any holder of shares of the Company's Class A, Class C or Class D Stock has the right to act under the Certificate of Incorporation, or during which any member of the Investcorp Group has the right to act under this Agreement, shall run concurrently. Each time period during which members of the Carmel Group have the right to act under this Agreement shall run consecutively to the time periods referred to in the preceding sentence.

                 2. Certain Restrictions Upon Transfer of Shares; Right of First Refusal.

                          (a)     Except with respect to (i) Transfers
permitted by Section 1,3 or 5 hereof, and (ii) the initial sale of shares of
(A) Class E Stock by Carmel to James Bazlen and (B) Class C Stock by members of the Investcorp Group to the Chief Executive Officer of the Company (the sales referred to in clauses (A) and (B) above, the "Executives' Initial Purchases"), no Stockholder or any transferee of any Stockholder (including further transferees, but excluding transferees and further transferees under Section 1(f), collectively for purposes of





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this Section 2, a "Transferring Stockholder", and each of the other
Stockholders, the "Offeree Stockholders") shall Transfer any Shares (or any rights, options, warrants (including, without limitation, the Warrants) or other securities convertible into or exchangeable or exercisable for shares of Capital Stock (collectively, "Convertible Securities" and, collectively with Shares, "Securities")) unless such Transferring Stockholder complies with the applicable provisions of this Section 2; provided, however, that following the consummation of an initial public offering of shares of Capital Stock (an "IPO"), a Transferring Stockholder may sell any of its Shares in a registered public offering (including, without limitation, an IPO) or pursuant to Rule 144 under the Securities Act without complying with any of the provisions of this Section.

                          (b)     In the event that a Transferring Stockholder
receives and desires to accept an arm's-length written offer (a "Third Party Offer") from an unaffiliated third party (the "Purchaser") to purchase Securities owned by the Transferring Stockholder, the Transferring Stockholder shall promptly provide written notice thereof to the Company and each of the Offeree Stockholders, which notice shall specify the number of Securities that the Transferring Stockholder desires to sell and the terms of the Third Party Offer and shall also include a copy of the Third Party Offer. The Company and the Offeree Stockholders shall have the irrevocable option, exercisable by written notice to the Transferring Stockholder within 60 days after the receipt of notice from the Transferring Stockholder (for purposes of this Section 2, the "Option Period"), to purchase from such Transferring Stockholder all of such Securities proposed to be sold by such Transferring Stockholder at the same price, and on the same terms and conditions, as contained in the Third Party Offer, or, if the Third Party Offer provides for non-cash consideration or other terms and conditions not practically obtainable by the Company and/or the Offeree Stockholders, then for cash consideration and upon terms and conditions no less favorable to the Transferring Stockholder than those contained in the Third Party Offer. In the event that the Transferring Stockholder and Offeree Stockholders holding a majority of the outstanding Shares held by all of the Offeree Stockholders that are members of the group of which the Transferring Stockholder is not a member are unable to agree upon whether such consideration and the other terms and conditions are at least as favorable to the Transferring Stockholder as those contained in the Third Party Offer, then such determination shall be made in accordance with the Valuation Process (as defined in Section 2(g)).

                          (c)     In the event that a Transferring Stockholder,
at any time following the second anniversary of the date hereof, wishes to sell any Securities owned by the Transferring Stockholder, whether or not the Transferring Stockholder has received a Third Party Offer, the Transferring Stockholder shall have the right to provide written notice thereof to the Company and each of the Offeree Stockholders, which notice shall specify the number of Securities that the Transferring Stockholder desires to sell and the price and other terms and conditions pursuant to which it is willing to sell its Securities (the "Offer Terms"). The Company and the Offeree Stockholders shall have the irrevocable option, exercisable by written notice to the Transferring Stockholder within the Option Period, to purchase from such Transferring Stockholder all of such Securities proposed to be sold by such Transferring Stockholder on the Offer Terms, or, if the Offer Terms provide for non-cash consideration or





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other terms and conditions not practically obtainable by the Company and/or the
Offeree Stockholders, then for cash consideration and upon terms and conditions no less favorable to the Transferring Stockholder than those contained in the Offer Terms. In the event that the Transferring Stockholder and Offeree Stockholders holding a majority of the outstanding Shares held by all of the Offeree Stockholders that are members of the group of which the Transferring Stockholder is not a member are unable to agree upon whether such consideration and the other terms and conditions are at least as favorable to the Transferring Stockholder as those contained in the Offer Terms, then such determination shall be made in accordance with the Valuation Process.

                          (d)     The determination of whether the Company
shall exercise its right to purchase any or all of the Securities proposed to be sold by the Transferring Stockholder pursuant to Section 2(b) or 2(c) shall be made by the Offeree Stockholders, exercisable by the vote of the holders of a majority of the outstanding Shares held by all of the Offeree Stockholders that are members of the group of which the Transferring Stockholder is not a member. If the Company does not so elect to purchase all of the Securities proposed to be Transferred and the Offeree Stockholders submit written elections to purchase more Securities than the number of Securities proposed to be Transferred which the Company has not elected to purchase, the Offeree Stockholders submitting such elections shall purchase such Securities not purchased by the Company in proportion to their respective holdings of Shares or such other proportion as they may agree upon.

                          (e)     The closing of any such purchase by the
Company and/or the Offeree Stockholders pursuant to Section 2(b) or 2(c) hereof shall occur at the offices of the Company within 60 days after the expiration of the Option Period, at a date and time specified by the Company and/or the Offeree Stockholders (or such other place, date and time mutually agreed upon by the Company and/or the Offeree Stockholders and the Transferring Stockholder). At the closing of any such purchase by the Company and/or the Offeree Stockholders, the Transferring Stockholder shall deliver to the Company and/or the Offeree Stockholders certificates evidencing the number of Securities being purchased in valid form for transfer with appropriate duly executed assignments, stock powers or endorsements, as the case may be, bearing any necessary documentary stamps and accompanied by such certificates of authority, consents to transfer or other instruments or evidences of the good title of the Transferring Stockholder to such Securities, free and clear of any and all claims, liens and encumbrances, as may reasonably be requested by the Company and/or the Offeree Stockholders; provided that, in the case of Pledged Securities being sold to the Company and/or the Offeree Stockholders pursuant to Section 2(b) or 2(c), such Shares shall be free and clear of any and all claims, liens and encumbrances upon the delivery by the Purchaser of the purchase price therefor.

                          (f)     If the Company and/or the Offeree
Stockholders shall fail to elect, within the Option Period and pursuant to the terms of this Section 2, to purchase all of the Securities proposed to be Transferred by the Transferring Stockholder pursuant to Section 2(b)





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or 2(c), as the case may be, or at any time shall notify the Transferring
Stockholder of their elections not to purchase all of such Securities, then the Transferring Stockholder shall be free, for a period of 90 days thereafter, subject to the right of the Offeree Stockholders to sell certain of their Shares in such transaction pursuant to Section 4, (i) in the case of a proposed sale pursuant to Section 2(b), to sell to the Purchaser identified in the notice of the Third Party Offer, but only to that Purchaser, and only for consideration and upon terms and conditions no less favorable to the Transferring Stockholder than those contained in the Third Party Offer, all of the Securities proposed to be Transferred, or (ii) in the case of a proposed sale pursuant to Section 2(c), to sell to up to three (3) Purchasers (none of whom may be engaged in a business that is competitive, in a material respect, with the business then conducted by Auto (except in the case of a transaction in connection with which the Transferring Stockholder elects to require all of the Other Stockholders to sell all of their Securities in accordance with
Section 3(a)), and counting for this purpose any group of Purchasers acting in concert as a single Purchaser), but only upon terms and conditions no less favorable to the Transferring Stockholder than the Offer Terms, all of the Securities proposed to be Transferred; provided that, in either case, the Purchaser executes a signature page to this Agreement and thereby becomes bound by the provisions hereof. In the event that the Transferring Stockholder and Offeree Stockholders holding a majority of the outstanding Shares held by all of the Offeree Stockholders that are members of the group of which the Transferring Stockholder is not a member are unable to agree upon whether such consideration and the other terms and conditions are at least as favorable to the Transferring Stockholder as those contained in the Third Party Offer, in the case of a proposed sale pursuant to Section 2(b), or as the Offer Terms, in the case of a proposed sale pursuant to Section 2(c), then such determination shall be made in accordance with the Valuation Process. In addition, at any time following the third anniversary of the date hereof, in the case of a proposed sale pursuant to Section 2(c) pursuant to which the Transferring Stockholder holds, and is offering to sell to the Company and the Offeree Stockholders, all of the Securities held by the group of which it is a member, if (A) the Company and/or the Offeree Stockholders shall fail to elect to purchase all of the Securities proposed to be Transferred by the Transferring Stockholder, (B) the Investcorp Group and the Carmel Group then hold in the aggregate more than 50% of the then current voting power, and (C) the Transferring Stockholder holds more than 50% of the number of Shares having voting power held on the date hereof by the group of which the Transferring Stockholder is a member, the Securities then held by the Offeree Stockholders shall be subject to the right of the Transferring Stockholder to require all of the Offeree Stockholders to sell all of their Securities in accordance with the provisions of Section 3(a), during the 180-day period following the expiration of the Option Period, to any Purchaser that acquires all of the Securities proposed to be transferred by the Transferring Stockholder, provided that the Transferring Stockholder and the group of which it is a member hold at least the number of Shares required pursuant to Section 3(a) to invoke the provisions of that Section. In the case of a proposed sale pursuant to Section 2(b), the Transferring Stockholder shall not have the right to sell such Securities to any other prospective purchaser, even if on the identical terms of the Third Party Offer, or to the Purchaser for consideration and upon terms and conditions less favorable to the Transferring Stockholder than those contained in the Third Party Offer, without again first offering such Securities to the





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Company and the Offeree Stockholders in accordance with the applicable terms of this Section 2. In the case of a proposed sale pursuant to Section 2(c), the Transferring Stockholder shall not have the right to sell such Securities to any prospective Purchaser, for consideration and upon terms and conditions less favorable to the Transferring Stockholder than the Offer Terms, without again first offering such Securities to the Company and the Offeree Stockholders in accordance with the applicable terms of this Section 2.

                          (g)     For purposes of this Agreement, the
"Valuation Process" shall occur as follows: in the event that the Stockholders are unable to agree as to a determination of the value of any consideration and/or the terms and conditions of any proposed transaction hereunder, including, without limitation, pursuant to Section 2(b), 2(c), 2(f), 3(b) or 6(b) hereof (the "Valuation Determination"), such determination shall be made by a nationally recognized investment banking firm mutually agreed upon by (i) members of the Investcorp Group holding a majority of the Shares held by all of the members of the Investcorp Group, and (ii) members of the Carmel Group holding a majority of the Shares held by all of the members of the Carmel Group. In the event that such members of the Investcorp Group and the Carmel Group are unable to agree upon such investment banking firm, then the Investcorp Group and the Carmel Group shall each select one nationally recognized investment banking firm who together select a third nationally recognized investment banking firm that shall make the Valuation Determination. In connection with any Valuation Determination relating to any non-cash consideration, if such non-cash consideration consists of publicly traded securities, the value of such securities shall be either (A) if such securities are then traded on a national securities exchange, the average closing price for the 20 trading days immediately prior to the date of determination, or (B) if such securities are traded on NASDAQ, the average of the closing bid and asked prices for the 20 trading days immediately prior to the date of determination. The fees and disbursements of each of such investment bankers retained in connection with the Valuation Process shall be borne by the Company.

                 3. Rights of Certain Stockholders to Cause a Sale of All Shares by All Stockholders.

                          (a)     If, at any time following the first
anniversary of the date hereof, members of the Original Investcorp Group, on the one hand, or members of the Original Carmel Group (for this purpose consisting of only the members of such group on the date hereof and any of their permitted transferees under Sections 1(a) and 1(d) hereof (the "Original Investcorp Group" and the "Original Carmel Group", respectively)), on the other hand, determine to sell all of their Securities in an arm's-length sale to any unaffiliated third party pursuant to a bona fide written offer to purchase (i) prior to an IPO, all of the outstanding Securities or (ii) following an IPO, all of the Securities held by all of the Stockholders (such members of the Original Investcorp Group or the Original Carmel Group, as the case may be, desiring to sell their Securities, the "Selling Group"), and the Selling Group then holds more than 50% of the number of Shares having voting power held on the date hereof by the group of which the Selling Group is a member, then the Selling Group shall give not less than 60 days notice of such intent (for





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purposes of this Section 3, the "Sale Notice") to the other Stockholders owning
Securities (for purposes of this Section 3, the "Other Stockholders") and shall include therewith a copy of such written offer and a description of the proposed sale, including the proposed time and place of closing and the consideration to be received by the members of the Selling Group. In the event of such notice and such bona fide written offer, the members of the Selling Group shall have the right to require each of the Other Stockholders to sell, in which event all of the Other Stockholders shall sell, all of their Securities in the same transaction (and upon the same terms (including, without limitation, the same consideration per share) as to be received by the members of the Selling Group) at the closing thereof (and each shall deliver certificates for all of its Securities at such closing, free and clear of all claims, liens and encumbrances). Notwithstanding the foregoing, none of the Other Stockholders shall be required to accept any consideration for its Securities in connection with such sale other than cash or Reasonably Liquid Securities (as defined in Exhibit A annexed hereto), and only such amount of Reasonably Liquid Securities as bears the same ratio to the total consideration received by such Other Stockholder as the amount of Reasonably Liquid
Securities received by all of the members of the Selling Group, in the aggregate, bears to the total consideration received by all of the members of the Selling Group. If, in connection with such sale, any of the Other Stockholders has received all cash consideration for its Securities while any of the members of the Selling Group have received any consideration other than cash, the amount of cash per share received by each of the Other Stockholders shall be at least equal to the fair market value per share of the consideration received by the members of the Selling Group, as the case may be. In the event that members of the Selling Group holding a majority of the Shares held by all of the members of the Selling Group and Other Stockholders holding a majority of the outstanding Shares held by all of the Other Stockholders that are members of the group of which the Selling Group is not a member are unable to agree upon the fair market value per share of the consideration received by the members of the Selling Group, then such determination shall be made in accordance with the Valuation Process.

                          (b)     Notwithstanding the provisions of Section
3(a) hereof, in the event of a transaction subject to Section 3(a) (other than in a transaction initiated by members of the Selling Group pursuant to Section 2(c) pursuant to which the Selling Group holds, and has first offered to sell to the Company and the Offeree Stockholders, all of the Securities held by the group of which the Selling Group is a member) pursuant to which the Selling Group has required the Other Stockholders to sell all of their Securities in the same transaction, Other Stockholders holding a majority of the outstanding Shares held by all of the Other Stockholders that are members of the group of which the Selling Group is not a member shall have the right, exercisable by written notice to the Selling Group (for purposes of this Section 3, the "Buy-Out Notice") within 60 days of their receipt of the Sale Notice, to elect to have the Company and/or the Other Stockholders purchase all of the Securities held by all of the members of the Selling Group and each of the Other Stockholders that were previously willing to sell their Securities for consideration having at least the same value as the consideration proposed to be received by each Stockholder pursuant to the third party offer. In the event that members of the Selling Group holding a majority of the Shares held by all of the members of the Selling Group and





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Other Stockholders holding a majority of the outstanding Shares held by all of the Other Stockholders that are members of the group of which the Selling Group is not a member are unable to agree upon whether such consideration is at least as favorable to the Selling Group, then such determination shall be made in accordance with the Valuation Process. The closing of any such purchase by the Company and/or the Other Stockholders shall occur at the offices of the Company within 60 days following the date that the Buy-Out Notice is provided to the Selling Group, at a date and time specified by the Company and/or the Offeree Stockholders (or such other place, date and time mutually agreed upon by the Company, the Offeree Stockholders, if applicable, and the Selling Group). At the closing of any such purchase, each member of the Selling Group shall deliver to the Company and/or the Offeree Stockholders certificates for all of its Securities, free and clear of all claims, liens and encumbrances.

                 4.       Tag-Along Rights.

                          (a)     With respect to any proposed Transfer of
Shares by any Stockholders (for purposes of this Section 4, the "Transferring Stockholders") other than (i) in accordance with Section 1(a), 1(b), 1(d), 1(f), or in the case of a Transfer pursuant to Section 2(b) or 2(c) in which the Company and/or the Offeree Stockholders have elected to purchase all of the Securities being offered by the Transferring Stockholder, 3, 5 or 9, (ii) following an IPO, any sale of its Shares in a registered public offering or pursuant to Rule 144 under the Securities Act, or (iii) the Executives' Initial Purchases, no Transferring Stockholder shall Transfer any Shares unless prior to such Transfer each of the other Stockholders (for purposes of this Section 4, the "Other Stockholders") and the Company shall have been given notice of the proposed transaction, which notice shall specify the number of Shares that the Transferring Stockholders desire to sell, the identity of the prospective purchaser (for purposes of this Section 4, the "Purchaser"), and the proposed terms thereof and shall also include a copy of the written offer from the Purchaser, and each of the Other Stockholders shall have been provided a firm irrevocable right, which right shall be exercisable by written notice (which shall specify the number of Shares (up to the total number of Shares held by the Transferring Stockholders) that the Other Stockholders desire to sell) within 60 days after giving notice to the Other Stockholders, to sell to the Purchaser, at the same time and upon the same terms and conditions offered to the Transferring Stockholders by the Purchaser, the number of its Shares (for purposes of this Section 4, the "Proportionate Amount") that bears the same ratio to the total number of Shares held by that Other Stockholder as the total number of Shares proposed to be sold by the Transferring Stockholders to the Purchaser bears to the total number of Shares held by all of the Transferring Stockholders. Notwithstanding the foregoing, in the event that the Transferring Stockholders are members of the Carmel Group and such Shares proposed to be transferred by them are being exchanged by them for an interest in real property or a business venture, the maximum number of Shares that the Other Stockholders shall have the right to sell to the Purchaser shall be 49% of the total number of all of the Shares to be sold to the Purchaser and, similarly, the Other Stockholders shall not have the right to acquire more than 49% of the total consideration to be exchanged by the Purchaser for all of such Shares.





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                          (b)     To the extent that the Other Stockholders
exercise the foregoing option, the number of Shares to be sold by the Transferring Stockholders shall be reduced by the aggregate number of Shares that the Other Stockholders are entitled to include in the sale to the Purchaser and Shares of the Other Stockholders shall be substituted therefor.

                          (c)     Any Purchaser of Shares pursuant to this
Section 4 shall execute a signature page to this Agreement and thereby become bound by the provisions hereof.

                          (d)     Notwithstanding anything to the contrary
contained in this Agreement, neither the Investcorp Group nor the Carmel Group shall have the right to sell Shares held by them pursuant to this Section 4 in connection with any proposed Transfer of Shares by Transferring Stockholders, in excess of their Proportionate Amount of Shares because any agreement among members of such group (including, without limitation, pursuant to the Certificate of Incorporation) would permit such group to sell, in the aggregate, more than the Proportionate Amount of the Shares held by them in connection with such proposed Transfer by Transferring Stockholders.

                 5.       Buy-Sell Arrangements.

                          (a)     In the event that, at any time following the
third anniversary of the date hereof, members of the Investcorp Group, on the one hand, or members of the Carmel Group, on the other hand, wish to sell all of their Securities (such Stockholders wishing to sell their Securities, the "Offering Stockholders"), and the Offering Stockholders then hold at least 25% of the then current voting power, the Offering Stockholders shall promptly provide written notice thereof to the Company and each of the other Stockholders, which notice shall specify the number of Securities that the Offering Stockholders then hold and desire to sell and the price at which they are willing to sell such Securities. The Company and each of the other Stockholders who are members of the group of which the Offering Stockholders are not members (for purposes of this Section 5, such other Stockholders, the "Offeree Stockholders") shall have the irrevocable option, exercisable by written notice to the Offering Stockholders within 120 days after the receipt of notice from the Offering Stockholders (for purposes of this Section 5, the "Option Period"), to purchase from such Offering Stockholders all of the Securities then held by such Offering Stockholders at the Offering Stockholders' asking price (the "Offer Price"). The determination of whether the Company shall exercise its right to purchase any or all of the Securities proposed to be sold by the Offering Stockholders pursuant to this Section 5 shall be made by the Offeree Stockholders, exercisable by the vote of the holders of a majority of the outstanding Shares held by all of the Offeree Stockholders. If the Company does not elect to purchase all of the Securities proposed to be sold and the Offeree Stockholders submit written elections to purchase more Securities than the number of Securities proposed to be sold which the Company has not elected to purchase, the Offeree Stockholders submitting such elections shall purchase such Securities not purchased by the Company in proportion to their respective holdings of their Securities or such other proportion as they may agree upon.

                          (b)     If the Company and/or the Offeree
Stockholders shall fail to elect, within the Option Period and pursuant to the terms of this Section 5, to purchase all of the Securities proposed to be sold by the Offering Stockholders, or at any time shall notify the Offering Stockholders of their elections not to purchase all of such Securities, then the Offering Stockholders shall, within 60 days after the expiration of the Option Period, purchase from the Offeree Stockholders all of the Securities then held by all of the Offeree Stockholders at the Offer Price; provided, however, that the holders of a majority of the outstanding Shares held by all of the Offering Stockholders shall have the right to elect to have the Company purchase any or all of the Securities then held by all of the Offeree Stockholders, and the balance, if any, of such Securities purchased by the Offering Stockholders in such proportions as they may agree upon.

                          (c)     The closing of any such purchase pursuant to
this Section 5 shall occur at the offices of the Company within 60 days after the expiration of the Option Period, at a date and time specified by the Company and/or the acquiring Stockholders (or such other place, date and time mutually agreed upon by the Company, the Offeree Stockholders and the Offering Stockholders). At the closing of any such purchase, the selling Stockholders shall deliver to the Company and/or the acquiring Stockholders certificates evidencing the number of Securities being purchased in valid form for transfer with appropriate duly executed assignments, stock powers or endorsements, as the case may be, bearing any necessary documentary stamps and accompanied by such certificates of authority, consents to transfer or other instruments or evidences of the good title of the selling Stockholder to such Securities, free and clear of any and all claims, liens and encumbrances, as may reasonably be requested by the Company and/or the acquiring Stockholders.

                 6.       Preemptive Rights.

                          (a)     Other than (i) the (A) grants and exercises
of options to purchase shares of Class B Stock to be granted to employees pursuant to stock option or stock purchase plans adopted by the Company's Board of Directors, and (B) initial sale of shares of Class B Stock by the Company to any employee of the Company who is currently a party to an Amended and Restated Participation Agreement with the Company dated June 19, 1996, representing up to an aggregate of 10% of the outstanding shares of Capital Stock (on a fully-diluted basis) in connection with the grants and exercises of options and sales of shares of Capital Stock pursuant to clauses (A) and (B) above (the "Management Transactions"), (ii) issuances of Securities as consideration in connection with the acquisition of assets or a business at any time following an IPO ("Acquisition Consideration Securities"), (iii) the issuance of the Warrants and the issuance of any shares of Capital Stock upon the exercise of the Warrants, and (iv) the initial sale to Carmel of an aggregate of 490,000 shares of Class E Stock, in the event that the Company at any time hereafter proposes to issue any Securities pursuant to an offering by the Company which is exempt from the registration requirements of the Securities Act (the "Offered Securities"), each Stockholder shall be entitled to purchase from the Company such amount of the same class of Securities as the Offered Securities that would enable each such

Stockholder to maintain the same percentage of the issued and outstanding Capital Stock of the Company (calculated as if all Convertible Securities, if any, proposed to be included in the Offered Securities had been converted into shares of Capital Stock) as is owned by such Stockholder immediately prior to the time at which the Offered Securities are proposed to be issued (the "Applicable Percentage"). Notwithstanding anything to the contrary contained in this Agreement, whenever pursuant to any provision of this Agreement such calculation is required, for purposes of calculating the applicable percentage of the outstanding shares of Capital Stock or the percentage of the voting power held at any time by any Stockholder or either group, (A) all Acquisition Consideration Securities issued at any time that are then outstanding shall be treated as though not outstanding, and (B) all Convertible Securities issued at any time in connection with which issuance holders of a majority of the Shares held by all members of the Investcorp Group or holders of a majority of the Shares held by all members of the Carmel Group did not exercise their right to purchase such Convertible Securities pursuant to this Section 6 that are then outstanding shall be treated as though not outstanding. Notwithstanding anything herein to the contrary, for purposes of each provision of this Agreement in calculating the applicable percentage of the outstanding shares or the number of shares of Capital Stock represented by the outstanding shares of Capital Stock held at any time by any Stockholder or either group, only in those cases in which such holdings are to be compared to the holdings of another Stockholder or group, (I) all Securities issued at any time pursuant to any registered public offering by the Company that are then outstanding shall be treated as though not outstanding, and (II) all Securities and options to acquire Securities issued to members of management of any of the Companies or any of their other subsidiaries that are then outstanding shall be treated as though not outstanding.

                          (b)     In the event that the Company proposes to
issue any Offered Securities, the Company shall promptly provide written notice thereof (for purposes of this Section 6(b), the "Preemptive Rights Notice") to each of the Stockholders, which notice shall specify the number of, and describe the terms of, each type of Offered Security that the Company proposes to issue and shall include therewith any documentation relating thereto. Each Stockholder shall have the option, exercisable by written notice to the Company within 60 days after the receipt of the Preemptive Rights Notice, to purchase from the Company such amount of the same class of Securities as the Offered Securities that would enable such Stockholder to maintain its Applicable Percentage, at the same price (net of any discounts or commissions) (except that, at its option, each such Stockholder may, if the consideration proposed to be received by the Company is other than cash, pay cash in an amount equal to the fair market value (as reasonably determined in good faith by the Board of Directors) of such other consideration), and on the same terms and conditions, as set forth in the Preemptive Rights Notice (but in no event at a greater price, or upon terms less favorable than, that upon which the Offered Securities are ultimately issued). In the event that holders of a majority of the Shares held by all of the Stockholders electing to exercise their right to purchase Offered Securities disagree with the Board's determination as to the fair market value of any such non-cash consideration proposed to be received by the Company, then such determination shall be made in accordance with the Valuation Process. If within such 60-day period any such offer to sell such Offered Securities shall not be accepted, in whole or in part, by any Stockholders, the Company may issue the same Offered Securities to third persons but only upon the same terms and for the same consideration set forth in the Preemptive Rights Notice and no later than 60 days after the expiration of the 60-day period. The Company shall not have the right to sell such Offered Securities to any prospective purchaser upon any terms or conditions other than those contained in the Preemptive Rights Notice, without again first offering such Offered Securities to each of the Stockholders in accordance with the terms of this Section 6. In the event any such offer is accepted, in whole or in part, by any Stockholder, the Company shall sell such Offered Securities to each such Stockholder for the consideration and on the terms set forth above. The closing for such transaction shall take place as proposed by the Company with respect to the Offered Securities proposed to be issued (but in no event sooner than 60 days after the exercise of the option by such Stockholders without their consent, and in no event prior to the closing of the sale of the Offered Securities to the other purchasers), at which closing the Company shall deliver certificates for the Offered Securities in the name of each such Stockholder against receipt of the consideration therefor. Any and all Offered Securities acquired by any Stockholders pursuant to this Section shall automatically and without further action be subject to this Agreement.

                          (c)     In the event that the Company at any time
hereafter proposes to issue any Securities to any member of the Investcorp Group or any of their respective affiliates (the "Investcorp Offered Securities"), each member of the Carmel Group shall be entitled to purchase from the Company such amount of the same class of Securities as the Investcorp Offered Securities, in accordance with the provisions of Section 6(b) as if such Investcorp Offered Securities constitute "Offered Securities", that would enable each such member of the Carmel Group to maintain its Applicable Percentage. In the event that the Company at any time hereafter proposes to issue any Securities to any member of the Carmel Group or any of their respective affiliates (the "Carmel Offered Securities"), each member of the Investcorp Group shall be entitled to purchase from the Company such amount of the same class of Securities as the Carmel Offered Securities, in accordance with the provisions of Section 6(b) as if such Carmel Offered Securities constitute "Offered Securities", that would enable each such member of the Investcorp Group to maintain its Applicable Percentage.

                 7.       Board of Directors.

                          (a)     Each of the Stockholders covenants and agrees
to vote all of its Shares to cause (i) the size of the Board of Directors of each of the Companies and each of their other subsidiaries to initially be set at nine (9) members, consisting of (A) three (3) nominees designated by the Carmel Group, (B) one (1) member of management, who shall be James Bazlen, and
(C) five (5) nominees designated by the Investcorp Group, and (ii) the members of each of such Boards of Directors to at all times be the same. Subject to the following sentence, the size of the Boards of Directors may be increased or decreased in accordance with the respective By-laws of each of such companies. Notwithstanding the foregoing, (I) during any period in which the Investcorp Group shall hold a greater number of Shares than the Carmel

Group, the Investcorp Group have the right to designate one (1) nominee more than the Carmel Group to such Boards of Directors, and (II) during any period in which the Carmel Group shall hold a greater number of Shares than the Investcorp Group, the Carmel Group have the right to designate one (1) nominee more than the Investcorp Group to such Boards of Directors, provided that, as part of or at any time following an IPO, there shall be no change made as to which group shall have the right to designate a greater number of nominees unless the transaction which results in the recalculation of relative positions is a sale of Shares by any members of the group previously holding the greater number of Shares; and further provided that the Carmel Group shall at all times have the right to designate up to five (5) nominees to each of such Boards. In the event that the size of such Boards of Directors is at any time increased to allow any members of management of any of the companies to serve as a member of such Boards, the relative numbers of nominees of the Boards which each of the Investcorp Group and the Carmel Group, respectively, shall have the right to designate shall be adjusted so as to preserve the right of the group holding the greater number of Shares to designate a majority of the nominees to such Boards assuming that the minority of such Boards consist of all of the nominees of the other group and the members of management of the companies. In addition, in the event that, following an IPO, it is determined that independent members should be added to the Company's Board of Directors, the Investcorp Group and the Carmel Group shall each have the right to designate an equal number of such additional directors.

                          (b)     Each member of the Boards of Directors
designated by the Investcorp Group or the Carmel Group, respectively, may only be removed and replaced by the party designating such member.

                          (c)     Meetings of the Boards of Directors of each
of the Companies shall be held no less frequently than quarterly, at mutually agreed upon times and in New York, New York, Phoenix, Arizona or other mutually agreed upon locations. Meetings of the Boards of each of the Companies and each of their other subsidiaries shall be held on the same dates and at the same locations. Directors shall be permitted to participate by telephone in all such meetings of the Boards and any committees thereof.

                          (d)     Each of the Stockholders shall cause each of
the Companies to distribute to each of the members of the Boards of Directors monthly unaudited financial statements for such company, which shall include a Statement of Operations, Balance Sheet, Statement of Cash Flows and financial statement footnotes, as well as such other financial and other information concerning such company as any director may from time to time reasonably request. Each of the Stockholders shall also distribute, and cause each of the Companies to distribute, to each of the members of the Boards of Directors (i) each report or analysis prepared by any of the Companies, prepared by any consultant, advisor or other third party, commissioned, directly or indirectly, by, or otherwise furnished to, any of the Companies or any of the Stockholders, prepared by or on behalf of any lender or potential lender to any of the Companies, concerning the business, operations or prospects of any of the Companies, and (ii) drafts of each document proposed to be filed by any of the Companies with the Commission (as defined in Section 9.1(c)) or any other authority or agency that is provided to the officers of any of the Companies. In addition, each of the Stockholders shall also cause each of the Companies to provide to each individual who has been designated by the Carmel Group pursuant to this Agreement to be a member of the Boards of Directors, and to each consultant or advisor from time to time selected by any such individual, on behalf of and in such individual's capacity as agent for any persons or entities holding from time to time at least 10% of the then current voting power, at reasonable times, on reasonable notice and in a manner not disruptive to the business of the Companies, full access to the documents and records of each of the Companies as well as such copies of such documents and records as such individuals may reasonably request.

                          (e)     The Carmel Group shall at all times have the
right to designate one (1) member of each committee, if any, from time to time established by the Board of Directors of any of the Companies.

                          (f)     Each member of each of the Companies' Board
of Directors or any committee thereof shall receive the same fees, if any, for serving, and shall be reimbursed for all reasonable out-of-pocket expenses incurred in connection with any Board of Directors or committee activities, as the case may be.

                 8. Certain Management and Other Matters. Each of the Companies covenants and agrees that it shall not take any of the following actions without the approval of a majority of the members of its Board of Directors, including the approval of at least one (1) director designated by the Investcorp Group and at least one (1) director designated by the Carmel Group (in each case excluding members of management of any of the Companies and any independent directors designated by such groups), and each of the Stockholders shall not cause or permit any of the Companies to take any of the following actions without such approval:

                          (a)     the making of any assignment for the benefit
of its creditors or the commencement or authorization of any proceedings by it under any bankruptcy, reorganization, insolvency, receivership or other similar law or statute;

                          (b)     the addition of any new line of business that
is not reasonably related to its then existing business, or the discontinuance of any part of its business that accounted for in excess of 20% of its revenues during the preceding 12-month period;

                          (c)     the liquidation, dissolution or termination
of its corporate existence;

                          (d)     any amendment to its Certificate of
Incorporation or By-laws;

                          (e)     any recapitalization or other reorganization,
except for any recapitalization or other reorganization that does not in any manner affect the relative voting rights or financial or economic interests of the Stockholders;

                          (f)     any purchase or other acquisition of assets
or any other business or operations, or investment in any person or entity (other than any of the Companies), in a single transaction or series of related transactions, that is either (i) not reasonably related to the business then conducted by it or (ii) although reasonably related to such business, (A) requires a commitment of in excess of $75,000,000 in the aggregate or (B) if such acquisition is made by merger or consolidation, the fair market value of the consideration paid for the business acquired is in excess of $75,000,000;

                          (g)     any (i) sale or other disposition of Auto or
any of its subsidiaries by way of a merger or consolidation by it with any other corporation or entity or (ii) sale or other disposition of its assets in excess of $25,000,000 in the aggregate for all of the Companies in a single transaction or series of related transactions, other than (A) sales and other dispositions in the ordinary course of business and (B) as part of any sale lease-back arrangements at market interest rates;

                          (h)     other than refinancings of existing
indebtedness, incurring any obligation for borrowed money in excess of $75,000,000 in the aggregate for all of the Companies in a single transaction or series of related transactions;

                          (i)     the issuance or sale of any shares of any
class of its capital stock, options or other rights for the issuance or sale of any shares within a period of (i) one year of the date hereof, or (ii) in the case of any issuance or sale pursuant to a public offering, two years of the date hereof, other than (A) the Management Transactions, (B) the reissuance of shares of the Company's Class A Stock and Class C Stock in accordance with the terms of Section 5 of Article IV of the Certificate of Incorporation as in effect on the date hereof, (C) the issuance of the Warrants (as defined in the Certificate of Incorporation) and the issuance of any shares of Capital Stock upon the exercise of the Warrants, (D) the issuance of shares of Common Stock (as defined in the Certificate of Incorporation) upon the conversion of shares of Class A, Class B, Class C, Class D and Class E Stock upon the occurrence of a Triggering Event (as defined in the Certificate of Incorporation), and (E) the initial sale and issuance to Carmel of 490,000 shares of Class E Stock; provided that any such issuance in the case of clause (C) above does not in any way affect the relative voting rights or financial or economic interests of the Investcorp Group and the Carmel Group;

                          (j)     the execution, amendment, modification or
termination of any agreement, or the commitment to any obligation otherwise, which provides for total payments or receipts over the term of such agreement or commitment in excess of $20,000,000 and is reasonably likely to result in a fundamental change in the character of its business, other than the execution, amendment, modification or termination of any lease agreement in the ordinary course of business and the incurrence of any indebtedness to the extent permitted pursuant to paragraph (h) above;

                          (k)     at any time within two (2) years following
the date hereof, the election, termination, or substantial change in function or duties of its Chief Operating Officer, or, at any time within one (1) year following the date hereof, the election, termination, or substantial change in function or duties of its (i) Vice President -- Finance, (ii) Vice President or other officer in charge of store merchandising, (iii) Vice President or other officer in charge of distribution, (iv) Vice President or other officer in charge of management information systems, (v) Vice President -- Store Operations or other officer having similar responsibilities, (vi) Vice President -- Priority Parts or other officer having similar responsibilities,
(vii) Vice President -- Commercial Sales or other officer having similar responsibilities, or (viii) Vice President -- Legal, General Counsel or other officer having similar responsibilities;

                          (l)     the making of any advance to, loan to or
guarantee of any obligation of, any person or entity, other than any of the Companies, in excess of $1,000,000 in the aggregate for all of the Companies in a single transaction or series of related transactions, other than within six
(6) months following the date hereof, to (i) the Chief Executive Officer of the Company in an amount not to exceed $3,000,000, and (ii) to James Bazlen in an amount not to exceed $3,760,000, in each case to fund the initial purchases of shares of Capital Stock by such individuals;

                          (m)     the repurchase or redemption of any class of
its securities, other than (i) pursuant to Section 2, 3(b) or 5 hereof, (ii) from any employee in connection with the termination of such employee, (iii) with respect to shares of the Company's Class A Stock and Class C Stock in accordance with the terms of Section 5 of Article IV of the Certificate of Incorporation as in effect on the date hereof, (iv) with respect to shares of Capital Stock upon the exercise of the Warrants, or (v) the redemption by the Company of 100 shares of Class F Stock from Carmel; or

                          (n)     the making of any investment in Investcorp or
any Stockholder or any of their respective affiliates or related parties, or the entering into of any transaction, or amendment, modification or termination of any agreement, with Investcorp or any Stockholder or any of their respective affiliates or related parties or that benefits Investcorp or any Stockholder or any of their respective affiliates or related parties other than by virtue of being a stockholder.

                 The Company covenants and agrees, and each of the Stockholders covenants and agrees to cause the Company, to provide the following severance payments to each employee of Auto listed on Schedule I attached hereto (each, an "Identified Employee"): (i) in the case of any Identified Employee terminated at any time prior to the second anniversary of the date hereof, an amount equal to 12 months salary, and (ii) in the case of any Identified Employee terminated at any time on or after the second anniversary, an amount equal to 6 months salary, unless, in each instance, at least one (1) director appointed by the Carmel Group (excluding any independent directors designated by such group) shall otherwise agree.

                 Each of the Stockholders covenants and agrees to cause Auto and each of its subsidiaries to, from time to time, declare and pay dividends in an amount sufficient in order to enable the Company to make all required interest payments with respect to the Class A CSK Notes and the Class B CSK Notes (each as defined in the Stock Purchase Agreement (as defined below), collectively, the "CSK Notes"), to the extent permitted under applicable law and the terms (including the default provisions) of any indebtedness of the Companies.

                 Each of the Stockholders covenants and agrees to cause the Company to take all steps necessary to effectuate any recapitalization or reorganization of the Shares held by (x) the Carmel Group into one or more new classes of capital stock, as may from time to time be requested by members of the Carmel Group holding a majority of all of the Shares held by the Carmel Group, or (y) the Investcorp Group into one or more new classes of capital stock, as may from time to time be requested by members of the Investcorp Group holding a majority of all of the Shares held by the Investcorp Group, in either case that does not in any way affect the relative voting rights or financial or economic interests of the other Stockholders.

                 Except as provided in the preceding sentence and subsection
(ii) of Section 8(i) and in the case of each of the exceptions to such Section, each of the Stockholders covenants and agrees that it shall not permit the Company to, and the Company covenants and agrees that it shall not, issue any Securities of any class unless, prior thereto, the Stockholders shall have amended this Agreement in accordance with Section 17.4 hereof so as to cause the terms and provisions hereof to become applicable to such new Securities and to preserve the relative rights of the Stockholders under this Agreement. In addition, each of the Stockholders covenants and agrees that, in the event that any of the provisions of the Certificate of Incorporation conflict with any of the provisions of this Agreement, or with the purposes and intents of this Agreement (including the establishment and preservation of the relative voting and equity rights of the Investcorp Group and the Carmel Group as set forth in the Stock Purchase Agreement dated as of September 29, 1996 among each of the Investcorp Entities, Carmel, the Company and CSK Holdings, Ltd. (as amended from time to time, the "Stock Purchase Agreement")), it shall cause the Company to amend its Certificate of Incorporation so as to remedy such conflict in a manner that does not in any way affect the relative voting rights or financial or economic interests of the Investcorp Group and the Carmel Group.

                 Each of the Stockholders covenants and agrees to vote all of its Shares to implement each of the provisions of this Agreement and to cause each of the Companies to perform all of its obligations under this Agreement, including, without limitation, (I) to elect each of the nominees and committee members in accordance with Sections 7(a) and 7(e) hereof, and (II) to cause the Company to purchase all Securities that it may from time to time be required to purchase from the Stockholders pursuant to Sections 2, 3(b) and 5 hereof and to procure any financing and borrow any funds thereunder that may be necessary in order to enable the Company to purchase such Securities.

                 9.       Registration Rights.

                 9.1      Required Registration.

                          (a)     At any time after the earlier of (i) an IPO,
or (ii) the fifth anniversary of the date of this Agreement, any holders of Registrable Stock (as defined below) may request the Company to register under the Securities Act all or any portion of the shares of Registrable Stock held by such requesting holder or holders for sale in the manner specified in such notice; provided, however, that the Shares of Registrable Stock for which registration has been requested shall constitute at least 5% of the total number of shares of Capital Stock then outstanding (or any lesser percentage if the reasonably anticipated aggregate price to the public of such public offering would exceed $50,000,000). Notwithstanding the foregoing, Carmel shall have the right, from time to time, to designate in writing to the Company one or more members of the Carmel Group that shall not have the right to request such registration by the Company (the "Designated Holders"). The Designated Holders shall thereafter have no right to request registration unless and until the Company is otherwise notified in writing by Carmel or unless any of the other members of the Carmel Group, other than the Designated Holders, have also requested such registration. For purposes of this Agreement, "Registrable Stock" shall mean all of the Shares held by any Stockholder, excluding Shares which (i) have been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them,
(ii) have been publicly sold pursuant to Rule 144 under the Securities Act, or
(iii) are otherwise publicly tradable pursuant to any other applicable exemption from registration under the Securities Act.

                          (b)     Following receipt of any notice under this
Section 9.1, the Company shall immediately notify all holders of Registrable Stock from whom notice has not been received and such holders shall then be entitled within 30 days thereafter to request the Company to include in the requested registration all or any portion of their shares of Registrable Stock. The Company shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in the notice from requesting holders described in paragraph (a) above, the number of shares of Registrable Stock specified in such notice (and in all notices received by the Company from other holders within 30 days after the giving of such notice by the Company). If such method of disposition shall be an underwritten public offering, the holders of a majority of the shares of Registrable Stock to be sold in such offering may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. The Company shall be obligated to register Registrable Stock pursuant to this Section 9.1 on up to four (4) occasions upon the request of any members of the Investcorp Group and on up to four (4) occasions upon the request of any members of the Carmel Group; provided, however, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Registrable Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

                          (c)     The Company shall be entitled to include in
any registration statement referred to in this Section 9.1, for sale in accordance with the method of disposition specified by the requesting holders, shares of Capital Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Registrable Stock to be sold. Except for registration statements on Form S-4, S-8 or any successor thereto, the Company will not file with the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act (the "Commission") any other registration statement with respect to its Capital Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders pursuant to this Section 9.1 until the completion of the period of distribution of the registration contemplated thereby.

                 9.2 Incidental Registration. If the Company at any time (other than pursuant to Section 9.1 or Section 9.3) proposes to register any of its equity securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Form S-4, S-8 or another form not available for registering the Registrable Stock for sale to the public), each such time it will give written notice to all holders of outstanding Registrable Stock of its intention so to do. Upon the written request of any such holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of its Registrable Stock, the Company will use its best efforts to cause the Registrable Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Registrable Stock so registered. In the event that any registration pursuant to this Section 9.2 shall be, in whole or in part, an underwritten public offering of Capital Stock, the number of shares of Registrable Stock to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares of Registrable Stock held by such requesting holders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 9.2 without thereby incurring any liability to the holders of Registrable Stock.

                 9.3 Registration on Form S-3. If, at any time, (a) a holder or holders of Registrable Stock, other than one or more Designated Holders without any of the other holders of Registrable Stock, request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Registrable Stock held by such requesting holder or holders, and (b) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Registrable Stock specified in such notice. Whenever the Company is required by this Section 9.3 to use its best efforts to effect the registration of Registrable Stock, each of the procedures and requirements of
Section 9.1 (including but not limited to the requirement that the Company notify all holders of Registrable Stock from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration; provided, however, that there shall be no limitation on the number of registrations on Form S-3 which may be requested and obtained under this Section 9.3.

                 9.4 Registration Procedures. If and whenever the Company is required by the provisions of Section 9.1, 9.2 or 9.3 to use its best efforts to effect the registration of any shares of Registrable Stock under the Securities Act, the Company will, as expeditiously as possible:

                          (a)     prepare and file with the Commission a
registration statement (which, in the case of an underwritten public offering pursuant to Section 9.1, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the longer of
(i) a period of nine (9) months, or (ii) the period of the distribution contemplated thereby (determined as hereinafter provided);

                          (b)     prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

                          (c)     furnish to each seller of Registrable Stock
and to each underwriter such number of copies of the registration statement and each such amendment and supplement thereto (in each case including all exhibits) and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Stock covered by such registration statement;

                          (d)     use its best efforts to register or qualify
the Registrable Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Registrable Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                          (e)     use its best efforts to list the Registrable
Stock covered by such registration statement with any securities exchange on which the Capital Stock of the Company is then listed;

                          (f)     immediately notify each seller of Registrable
Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to such seller a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                          (g)     if the offering is underwritten and at the
request of any seller of Registrable Stock, use its best efforts to furnish on the date that Registrable Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, to such effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel, and
(ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

                          (h)     make available for inspection by each seller
of Registrable Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, reasonable access to all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                          (i)     cooperate with the selling holders of
Registrable Stock and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Stock to be sold, such certificates to be in such denominations and registered in such names as such holders or the managing underwriters may request at least two (2) business days prior to any sale of Registrable Stock;

                          (j)     permit any holder of Registrable Stock which
holder, in the sole and exclusive judgment, exercised in good faith, of such holder, might be deemed to be a controlling person of the Company, to participate in good faith in the preparation of such registration or comparable statement and to require the insertion therein of material furnished to the Company in writing, which in the reasonable judgment of such holder, its counsel and the Company should be included; and

                          (k)     otherwise cooperate in such manner as may be
reasonably requested by sellers of the Registrable Stock, in the marketing of all Registrable Stock to be sold, including, without limitation, participating in any customary "road shows" and related presentations to prospective purchasers in connection therewith, and use all reasonable efforts to maximize the price at which the Registrable Stock is to be sold.

                 For purposes of Section 9.4(a) and 9.4(b) and of Section 9.1(c), the period of distribution of Registrable Stock in an underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Stock in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Stock covered thereby and 180 days after the effective date thereof.

                 In connection with each registration hereunder, the sellers of Registrable Stock will furnish to the Company in writing such information requested by the Company with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

                 In connection with each registration pursuant to Section 9.1,
9.2 or 9.3 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

                 9.5 Expenses. All expenses incurred by the Company in complying with Section 9.1, 9.2 and 9.3, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the securities exchange upon which the Capital Stock of the Company is then listed, transfer taxes, fees of transfer agents and registrars, costs of any insurance which might be obtained, and the fees and disbursements of counsel to the sellers of Registrable Stock, but excluding any Selling Expenses (as defined below), are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Registrable Stock are called "Selling Expenses".

                 The Company shall pay all Registration Expenses in connection with each registration statement under Section 9.1, 9.2 or 9.3; provided, however, that (a) if the sellers of Registrable Stock requesting registration pursuant to Section 9.3 (the "Requesting Stockholders") are members of the Investcorp Group and members of the Investcorp Group have requested that a registration statement be filed under Section 9.3 on two (2) or more occasions during the prior 12-month period, then the Requesting Stockholders shall pay all Registration Expenses in connection with such requested registration, and
(b) if the Requesting Stockholders are members of the Carmel Group and members of the Carmel Group have requested that a registration statement be filed under
Section 9.3 on two (2) or more occasions during the prior 12-month period, then the Requesting Stockholders shall pay all Registration Expenses in connection with such requested registration. All Selling Expenses in connection with each registration statement under Section 9.1, 9.2 or 9.3 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers, other than the Company (except to the extent the Company shall be a seller), as they may agree.

                 9.6      Indemnification and Contribution.

                          (a)     In the event of a registration of any of the
Registrable Stock, under the Securities Act pursuant to Section 9.1, 9.2 or 9.3, the Company will indemnify and hold harmless each seller of such Registrable Stock thereunder, its officers and directors, each underwriter of such Registrable Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Stock was registered under the Securities Act pursuant to Section 9.1, 9.2 or 9.3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Stock under the securities laws thereof (any such application, document or information herein called a "Blue Sky Application"), (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, or (v) any failure to register or qualify the Registrable Stock in any state where the Company or its agents have affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter chosen by the Company being attributed to the Company) will undertake such registration or qualification on the seller's behalf (provided that in such instance the Company shall not be so liable if it has undertaken its best efforts to so register or qualify the Registrable Stock) and will reimburse each such seller, and such officer and director, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any seller of Registered Stock, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.


                          (b)     In the event of a registration of any of the
Registrable Stock under the Securities Act pursuant to Section 9.1, 9.2 or 9.3, each seller of such Registrable Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each other seller of Registrable Stock, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, other seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Stock was registered under the Securities Act pursuant to Section 9.1, 9.2 or 9.3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or any Blue Sky Application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, other seller, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; and provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such seller from the sale of Registrable Stock covered by such registration statement. Not in limitation of the foregoing, it is understood and agreed that the indemnification obligations of any seller herewith pursuant to any underwriting agreement entered into in connection herewith, shall be limited to the obligations contained in this paragraph (b).

                          (c)     Promptly after receipt by an indemnified
party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this
Section 9.6 and shall only relieve it from any liability which it may have to such indemnified party under this Section 9.6 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                          (d)     In order to provide for just and equitable
contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Stock exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 9.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 9.6; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportions so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registrable Stock offered by it pursuant to such registration statement, and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                          (e)     The indemnities provided in this Section 9.6
shall survive the transfer of any Registrable Stock by such holder.

                 9.7 Rule 144 and Rule 144A Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Stock to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

                          (a) make and keep public information available, as those terms are understood and defined in Rule 144 and Rule 144A under the Securities Act;

                          (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

                          (c) furnish to each holder of Registrable Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and Rule 144A and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Registrable Stock without registration.

                 9.8 Lock-Up Arrangements. If requested in writing by the underwriters for an underwritten public offering of securities of the Company, each holder of Registrable Stock who is a party to this Agreement shall agree not to sell publicly any shares of Registrable Stock or any other shares of Capital Stock (other than shares of Registrable Stock or other shares of Capital Stock being registered in such offering), without the consent of such underwriters, for a period of not more than (a) 180 days following the effective date of the registration statement relating to an IPO, or (b) 90 days following the effective date of the registration statement relating to any other offering thereafter; provided, however, that all persons entitled to registration rights with respect to shares of Capital Stock who are not parties to this Agreement, all other persons selling shares of Capital Stock in such offering and all executive officers and directors of the Company shall also have agreed not to sell publicly their Capital Stock under the circumstances and pursuant to the terms set forth in this Section 9.8.

                 10. Reclassification. In the event that any Shares should, as a result of a stock split or stock dividend or combination of Shares or any other change or exchange for other securities, by reclassification, reorganization, redesignation, merger, consolidation, recapitalization, split-up, spinoff, partial or complete liquidation, sale of assets, distribution to stockholders, combination of Shares or otherwise, be increased or decreased or changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company or of another corporation, the number of Shares held by the Stockholders shall be appropriately and proportionately adjusted to reflect such action and the terms and provisions of this Agreement shall be appropriately adjusted and apply to all of the capital stock of any class of the Company now owned or that may be issued hereafter to any Stockholder in consequence of any such event.

                 11. Purchase for Investment; Legend. Each of the Stockholders acknowledges that all of its Securities are being or have been acquired for investment and for its own account and not with a view to the distribution thereof in violation of the Securities Act and that no Transfer of the Securities may be made except in compliance with applicable federal and state securities laws. All of the certificates for Securities now or hereafter owned by the Stockholders and subject to the terms of this Agreement shall have endorsed in writing, stamped or printed, upon the back thereof, the following legend (or a legend of similar effect):

                          "THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO AND TRANSFERABLE ONLY IN ACCORDANCE WITH THE PROVISIONS OF A STOCKHOLDERS' AGREEMENT, DATED AS OF OCTOBER 30, 1996. A COPY OF THAT AGREEMENT, AS IT MAY BE AMENDED FROM TIME TO TIME, IS MAINTAINED WITH THE CORPORATE RECORDS OF THE COMPANY AND IS AVAILABLE FOR INSPECTION AT THE OFFICE OF THE COMPANY, AT 645 E. MISSOURI AVENUE, PHOENIX, ARIZONA 85012."

                 12. Termination. This Agreement shall be effective as of the date hereof and shall terminate, other than with respect to Section 9, at such time as either the Investcorp Group or the Carmel Group holds Shares representing less than the lesser of (a) 5% of the then current voting power, or (b) 10% of the number of Shares having voting power held by such group on the date hereof. Notwithstanding the foregoing, Section 8 hereof shall terminate at such earlier time as either (i) the Investcorp Group and the Carmel Group fail to hold in the aggregate

Shares representing more than 50% of the then current voting power or (ii) either the Original Investcorp Group or the Original Carmel Group holds less than 50% of the number of Shares having voting power held by such group on the date hereof.

                 13. Specific Performance. Inasmuch as the Shares and the Warrants of the Company cannot be readily purchased or sold in the open market and the parties hereto desire to impose certain restrictions on transfers of the Shares and the Warrants, irreparable damage will result in the event that this Agreement is not specifically enforced and the parties hereto agree that any damages available at law for a breach of this Agreement would not be an adequate remedy. Therefore, the provisions hereof and the obligations of the parties hereunder shall be enforceable in a court of equity, or other tribunal having jurisdiction by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

                 14. Additional Stockholders and Companies. Any person or entity required or permitted to become a party to this Agreement in connection with the acquisition of Shares or Warrants from a Stockholder or a successor thereto, shall, on or before the transfer or issuance to it of Shares, sign a signature page hereto and shall thereby become a party to this Agreement; provided, however, that nothing contained herein shall be deemed to permit any Transfer of Shares or Warrants by any Stockholder not otherwise expressly permitted pursuant to the terms of this Agreement. As a party to this Agreement, each holder of Shares or Warrants shall be bound by this Agreement and shall hold such Shares or Warrants with all rights conferred, and subject to all of the obligations and restrictions imposed, hereunder. In addition to the foregoing, each of the Companies and the Stockholders hereby covenants and, in the case of the Stockholders, agrees to vote its Shares, to cause each other company and other entity from time to time owned or controlled by any of the Companies to become a party to this Agreement and thereby become bound by the provisions hereof and to therefore be a "Company" for purposes of that definition.

                 15.      Possession of Securities; Effectiveness of Transfers.

                          (a)     Investcorp Management Services Limited, a
Cayman Islands corporation ("IMSL") and indirect wholly-owned subsidiary of Investcorp, on the one hand, and Carmel, on the other hand, each covenant and agree that, throughout the term of this Agreement, it shall maintain in its possession each of the certificates representing the Securities held by all of the members of the Investcorp Group or the Carmel Group, respectively, in order to facilitate compliance with the terms of this Agreement by all the members of the group with respect to whose Securities it is so acting. Notwithstanding the foregoing, IMSL and Carmel each shall have the right, from time to time, to appoint a third party that is reasonably acceptable to the other to similarly act in its place.

                          (b)     Notwithstanding the provisions of Section
15(a) hereof, no Securities shall be transferred on the Company's books and records, and no transfer of Securities shall be otherwise effective, unless any such transfer is made in accordance with the terms and conditions of this Agreement and the applicable provisions of the Certificate of Incorporation.
In the event of any purported transfer of any Securities in violation of the provisions of this Agreement, such purported transfer shall be void and of no effect, and no dividend of any kind whatsoever nor any distribution pursuant to liquidation or otherwise shall be paid by the Company to the purported transferee in respect of such Securities and the rights to any such dividend or distribution shall remain vested in the transferor, and the voting rights of such Securities on any matter whatsoever shall remain vested in the transferor, and the transferor shall not be relieved of any of its obligations hereunder as the holder of such Securities, during the period commencing with the violation and ending when compliance shall have occurred.

                 16. Action Necessary to Effectuate the Agreement. The parties hereto agree to take or cause to be taken all such corporate and other action as may be necessary to effect the intent and purposes of this Agreement.

                 17.      Miscellaneous.

                 17.1 Notices. All notices, instructions and other communications in connection with this Agreement shall be in writing and may be given by personal delivery or mailed, certified mail, return receipt requested, postage prepaid or by a nationally recognized overnight courier to the parties at the address of the Company as follows, and at the address of each Stockholder as set forth on the signature pages to this Agreement (or at such other address as the Company may specify in a notice to the Stockholders or as any Stockholder may specify, in a notice to the Company and the other Stockholders):

If to the Company or Auto:

                          CSK Group, Ltd.
                          645 E. Missouri Avenue
                          Phoenix, Arizona 85012
                          Attention:  President

With a copy to:
                          Gibson Dunn & Crutcher LLP
                          200 Park Avenue
                          New York, New York 10166
                          Attention:  Charles K. Marquis, Esq.

With an additional copy to:

                          Investcorp International, Inc.
                          280 Park Avenue, 37th Floor West
                          New York, New York 10017
                          Attention:  Jon P. Hedley

Notices shall be deemed to have been given (i) when actually delivered personally, (ii) the next business day if sent by overnight courier (with proof of delivery), and (iii) on the fifth day after mailing by certified mail.

                 17.2 No Waiver. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies conferred by this Agreement or shall preclude any other or further exercise thereof or the exercise of any other right, power and remedy.

                 17.3 Binding Effect; Assignability. This Agreement shall be binding upon and, except as otherwise provided herein, shall inure to the benefit of the respective parties and their permitted successors and assigns, including, without limitation, transferees of any Registrable Stock. This Agreement shall not be assignable except as otherwise provided herein.

                 17.4 Amendment and Waiver. This Agreement may not be amended, modified or supplemented, and no waiver or consent to departures from the provisions hereof shall bind any Stockholder who has not given such waiver or consent, unless the written consent of Stockholders holding at least 90% of the voting power and economic value then subject to this Agreement has been obtained.

                 17.5 Governing Law; Service of Process. This Agreement shall be construed both as to validity and performance in accordance with, and governed by, the laws of the State of Delaware applicable to agreements to be performed in Delaware. Each Stockholder irrevocably consents to the jurisdiction and venue of any state or federal court situated in the City of New York, and further consents to the service of any and all process in any action or proceeding arising out of or relating to this Agreement by the mailing of copies of such process to such party at its address specified in
Section 17.1 hereof.

                 17.6 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

                 17.7 Headings. All headings and captions in this Agreement are for purposes of reference only and shall not be construed to limit or affect the substance of this Agreement.

                 17.8 Agreement Governs in Event of Conflict. In the event the provisions of the Company's Certificate of Incorporation or By-laws conflict with or are inconsistent with the provisions of this Agreement, this Agreement shall govern and each Shareholder shall vote his, her or its Shares to amend or modify the Certificate of Incorporation or By-laws, as the case may be, to conform to the terms hereof.

                 17.9 Certain Public Disclosures. Except as required by law, none of the Companies shall at any time make any filing with the Commission or any other authority or agency or any press release referring in any way to any member of the Investcorp Group or the Carmel Group without the prior written consent of the directors of the Company nominated by such group.

                 17.10 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 17.11 Entire Agreement. This Agreement contains, and is intended as, a complete statement of all the terms of the arrangements between the parties with respect to the matters provided for, supersedes any previous agreements and understandings between the parties with respect to those matters and cannot be changed or terminated orally.



                                 [END OF PAGE]

                 IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement as of the date first above written.


                                           CSK GROUP, LTD.




                                           By: /s/ James Bazlen
                                               ---------------------------------
                                               Name:  James Bazlen
                                               Title:  President



                                           CSK AUTO, INC.



                                           By: /s/ James Bazlen
                                               ---------------------------------
                                               Name:  James Bazlen
                                               Title:  President



ACCEPTED AND AGREED, solely with
respect to Section 15(a) hereof
(and Sections 12, 13, 16 and 17 to
the extent they apply to such Section):

INVESTCORP MANAGEMENT SERVICES
  LIMITED



By: /s/ H. Richard Lukens, III
    ----------------------------------
    Name:  H. Richard Lukens, III
    Title:  Director



                      [SIGNATURES CONTINUED ON NEXT PAGE]

                               CANTRADE TRUST COMPANY LIMITED,
                                  in its capacity as trustee of The Carmel Trust



                               By: /s/ Robert Smith
                                   ------------------------------------------
                                   Robert Smith, attorney-in-fact



Address for Carmel:

Cantrade Trust Company Limited,
  in its capacity as trustee of
  The Carmel Trust
c/o Mr. Robert Smith
12 Dunbar Road
Toronto, M4W 2X6, Canada

with a copy to:

Parker Chapin Flattau & Klimpl, LLP
1211 Avenue of the Americas
New York, New York  10036
Attention:  Mark S. Hirsch, Esq.





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                                       34

                                         TEMPE LIMITED




                                         By: /s/ Martonmere Services Ltd.
                                             -----------------------------------
                                             Name:  Martonmere Services Ltd.
                                             Title:  Director



                                         SCOTTSDALE LIMITED



                                         By: /s/ Martonmere Services Ltd
                                             -----------------------------------
                                             Name:  Martonmere Services Ltd.
                                             Title:  Director


                                         SOUTH MOUNTAIN LIMITED



                                         By: /s/ Martonmere Services Ltd
                                             -----------------------------------
                                             Name:  Martonmere Services Ltd.
                                             Title:  Director


                                         CHANDLER LIMITED



                                         By: /s/ Martonmere Services Ltd.
                                             -----------------------------------
                                             Name:  Martonmere Services Ltd.
                                             Title:  Director


                                         GILA LIMITED



                                         By: /s/ The Director Ltd.
                                             -----------------------------------
                                             Name:  The Director Ltd.
                                             Title:  Director




                      [SIGNATURES CONTINUED ON NEXT PAGE]

                                      INVESTCORP INVESTMENT EQUITY
                                        LIMITED




                                      By: /s/ The Director Ltd.
                                          --------------------------------------
                                          Name:  The Director Ltd.
                                          Title:  Director


                                      BALLET LIMITED



                                      By: /s/ Grahame Ivey
                                          --------------------------------------
                                          Name: Grahame Ivey
                                          Title:  Authorized Representative


                                      DENARY LIMITED



                                      By: /s/ Nabeel Ali-Sahaf
                                          --------------------------------------
                                          Name:  Nabeel Ali-Sahaf
                                          Title: Authorized Representative

                                      GLEAM LIMITED



                                      By: /s/ Zahid Zakiuddin
                                          --------------------------------------
                                          Name:  Zahid Zakiuddin
                                          Title: Authorized Representative


                                      HIGHLANDS LIMITED



                                      By: /s/ Timothy D. Trafford
                                          --------------------------------------
                                          Name:  Timothy D. Trafford
                                          Title: Authorized Representative




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                                       36

                                       NOBLE LIMITED




                                       By: /s/ Anthony L. Robinson
                                            ------------------------------------
                                            Name: Anthony L. Robinson
                                            Title: Authorized Representative


                                       OUTRIGGER LIMITED



                                       By: /s/ P. James Abernathy
                                           -------------------------------------
                                           Name: P. James Abernathy
                                           Title: Authorized Representative


                                       QUILL LIMITED



                                       By: /s/ Craig S. Swartz
                                           -------------------------------------
                                           Name: Craig S. Swartz
                                           Title: Authorized Representative



                                       RADIAL LIMITED



                                       By: /s/ Ibrahim Gharghour
                                           -------------------------------------
                                           Name: Ibrahim Gharghour
                                           Title: Authorized Representative



                                       SHORELINE LIMITED


                                       By: /s/ H. Richard Lukens, III
                                           -------------------------------------
                                           Name: H. Richard Lukens, III
                                           Title: Authorized Representative



                      [SIGNATURES CONTINUED ON NEXT PAGE]

ACCEPTED AND AGREED, as the holder of the Warrant
INVESTCORP BANK E.C.



By: /s/ Gary S. Long
    ------------------------------------
    Name:  Gary S. Long
    Title:  Authorized Representative

Address for Investcorp:

P.O. Box 5340
Manama, Bahrain

with a copy to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York  10166
Attention:  Charles K. Marquis, Esq.

                                   EXHIBIT A

                 "Reasonably Liquid Securities" means securities ("Buyer Securities") of the unaffiliated person purchasing the Company's Securities from the Selling Group (the "Third Party Purchaser"):

                 (a) (i) which are listed or quoted on the London Stock Exchange, the Tokyo Stock Exchange, the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market (each, a "Securities Exchange");

                          (ii)    the Market Capitalization of which is at
least equal to five times the Selling Group's Market Value; and

                          (iii)   the Average Trading Volume of which
multiplied by 60 is at least equal to the aggregate number of such Buyer Securities given to all Stockholders and other security holders of the Company selling Securities of the Company in the transaction (collectively, the "Sellers"), excluding Buyer Securities given to any of the Sellers which such Sellers have agreed in writing not to sell or otherwise dispose of for at least 60 days following the date of issuance thereof to such Sellers in the transaction; or

                 (b) which are the subject of a firm commitment underwriting, pursuant to an underwriting agreement with a nationally recognized investment banking firm in customary form reasonably satisfactory to the Sellers; provided that the obligation of the Other Stockholders to sell their Securities to the Third Party Purchaser shall be conditioned upon the closing of the public offering of such Buyer Securities pursuant to the above referenced underwriting agreement.

                 "Market Capitalization" means the Market Price multiplied by the number of Buyer Securities outstanding (on a pro forma basis to reflect the issuance of Buyer Securities to the Sellers) on the date of issuance to the Sellers.

                 "Market Price" means the average closing price of one Buyer Security on the principal Securities Exchange on which the Buyer Securities are traded for the 20 trading days ending on the day prior to the date of issuance thereof to the Sellers.

                 "Selling Group's Market Value" means the aggregate Market Price of a number of Buyer Securities equal to the number to be given to the Sellers in the transaction.

                 "Average Trading Volume" means the average reported daily trading volume in the Buyer Securities on the Securities Exchange on which they are traded for the 60 trading days ending on the day prior to the date of issuance thereof to the Sellers.





                                      A-1